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                                                                  EXHIBIT 99.6

                        CONSENT OF WILMOT MATTHEWS

     I hereby consent to being named as a director of Advanced Communications Group, Inc. ("Advanced") in the registration statement on Form S-1 and all pre-effective amendments and post-effective amendments thereto to be filed by Advanced with the Securities and Exchange Commission to effect the registration for resale of the shares of Advanced common stock to be issued in connection with, among other transactions, the acquisition by Advanced of YPtel Corporation, Web YP, Inc. and Big Stuff, Inc.



                                          /s/ Wilmot Matthews
                                          ------------------------------
                                          Wilmot Matthews

                                          Date:  02/01/2000